                                  EXHIBIT 99.3

                                     [LOGO]
                                 WESTERN BANCORP


------------------------------------------------------------------------------
PRESS RELEASE
------------------------------------------------------------------------------


Western Bancorp  (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:         Matthew P. Wagner                  Arnold C. Hahn
                  President &                        Chief Financial Officer
                  Chief Executive Officer
Phone:            310/208-6610                       949/863-2351
Fax:              310/208-7958                       949/757-5844

FOR IMMEDIATE RELEASE

WESTERN BANCORP ANNOUNCES RECORD OPERATING EARNINGS FOR THE SECOND QUARTER
                                  OF 1999

July 15, 1999

Newport Beach, California . . . Western Bancorp ("Western") today announced it had record consolidated operating earnings (net income before goodwill amortization and after-tax litigation costs) for the quarter ended June 30, 1999 of $12,735,000 or $0.60 per diluted share. This compares with consolidated operating earnings of $11,910,000, or $0.56 per diluted share, for the quarter ended June 30, 1998. Before the one time cost of settling the FIP litigation, consolidated net income for the quarter ended June 30, 1999 was $9,997,000, or $0.47 per diluted share, a growth of 9.3% over diluted earnings per share of $0.43 for the same period in 1998. Reported consolidated net income for the three month periods in 1999 and 1998 was $8,924,000 and $9,106,000, respectively, or $0.42 and $0.43 per diluted share, respectively.

Consolidated operating earnings (net income before goodwill amortization and after-tax litigation costs) for the six months ended June 30, 1999 were $24,493,000 or $1.15 per diluted share. This compares with consolidated operating earnings of $21,932,000 or $1.09 per diluted share, for the six months ended June 30, 1998. Before the one time cost of settling the FIP litigation, consolidated net income for the six months ended June 30, 1999 was $19,017,000, or $0.89 per diluted share versus $17,134,000 and $0.85 per diluted share in the same period in 1998, a growth of 4.7% in diluted earnings per share. Reported consolidated net income for the same six month periods in 1999 and 1998 was $17,944,000 and $17,055,000, respectively, or $0.84 and $0.85 per diluted share, respectively.

As Santa Monica Bank was acquired on January 27, 1998 using the purchase method of accounting, its operating results are included only since February of the 1998 period.

During the second quarter of 1999, the Western Board of Directors approved a quarterly dividend of $0.225 per common share which was paid on June 25, 1999 to shareholders of record on June 4, 1999.

Western's operating earnings to average tangible assets was 2.19% in the second quarter of 1999 versus 1.98% in the second quarter of 1998 and 2.01% in the first quarter of 1999.

On May 19, 1999 Western signed a definitive agreement to be acquired by U.S. Bancorp, subject to customary conditions for similar acquisitions. In the proposed transaction, each share of Western common stock will be exchanged for
1.2915 shares of U.S. Bancorp common stock. The transaction is expected to close by October 1999.

Matthew P. Wagner, President and Chief Executive Officer of Western, stated:
"The decision by U.S. Bancorp to acquire Western is a result of the attractive franchise built by all of our employees through hard work and determination. During the process of an acquisition it is easy to lose focus, but as our second quarter results indicate, we continue to vigorously pursue our goal of building value for our shareholders:

     - Loans held for investment grew approximately 2.4% in the second quarter, even after substantial pay-offs.
     - Western's operating efficiency ratio (operating expenses to revenues) continues to improve from 52.8% in the first quarter to 50.1% in the second quarter. Operating expenses declined by approximately $726,000 from the first quarter as the operations of the former PNB Financial Group were integrated into the Western operating platform.
     - Due to the increase in interest rates, business at PNB Mortgage, a division of Southern California Bank, declined during the quarter with originations of $349 million down from approximately $386 million in the first quarter of 1999 and $391 million in the second quarter of 1998. This was offset by an 16 basis point increase in the yield on average earning assets over the first quarter.

     - Except for one large commercial loan being placed on nonaccrual, key credit quality indicators continued to improve during the second quarter of 1999. (See the credit discussion later in this document.)
     - The trust business at Santa Monica Bank remains strong with approximately $789 million in assets under administration, an increase from $784 million in assets under administration at the end of the first quarter and $755 million in assets under administration at the end of the second quarter in 1998.
     - With the previously announced settlement of the FIP litigation, we can continue to focus on those tasks that add value.
     - Capital ratios remain strong with tangible capital at 9.3% as of June 30, 1999."

As of June 30, 1999, Western had approximately $2.5 billion in assets in its two wholly-owned subsidiaries: Southern California Bank and Santa Monica Bank. Southern California Bank serves southern Los Angeles, Orange and San Diego Counties with fifteen branches and with its specialized escrow services and asset based lending. In addition, PNB Mortgage, a division of Southern California Bank, is a residential mortgage origination business with offices in Irvine, Santa Ana, Dublin and San Diego, in California and offices in Arizona, Washington and Hawaii. PNB Mortgage sells substantially all of its mortgage loans in the secondary market with servicing released and therefore does not have servicing assets. Santa Monica Bank serves its clients in Santa Monica, Westwood, Malibu, Marina del Rey, Beverly Hills, Century City, Encino, Culver City, West Hollywood, and Glendale with sixteen branches and its specialized trust and investment management services.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation, the progress of integrating Santa Monica Bank, Western Bank, Southern California Bank, the Bank of Los Angeles and Pacific National Bank, and the completion of Western's acquisition by U.S. Bancorp.

                                        WESTERN BANCORP
                              UNAUDITED CONDENSED BALANCE SHEETS

                                                           June 30,            December 31,
                                                             1999                 1998
                                                         -----------           -----------
                                                      (In thousands, except per share data)
ASSETS:
Cash and due from banks                                  $   129,495           $   131,787
Federal funds sold                                           173,249                92,752
                                                         -----------           -----------
    TOTAL CASH AND CASH EQUIVALENTS                          302,744               224,539
FRB and FHLB stock                                            18,136                 9,760
Securities:
  Securities held to maturity                                      -                     -
  Securities available for sale                              242,890               355,324
                                                         -----------           -----------
     TOTAL SECURITIES                                        261,026               365,084
Loans and leases held for investment, net                  1,692,793             1,642,211
Loans held for sale, net                                      73,235               130,255
Premises and equipment                                        32,330                33,536
Other real estate owned                                        3,677                 4,361
Goodwill                                                     140,038               145,514
Other assets                                                  44,050                40,380
                                                         -----------           -----------
     TOTAL ASSETS                                        $ 2,549,893           $ 2,585,880
                                                         ===========           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Noninterest-bearing deposits                             $   830,967           $   868,965
Interest-bearing deposits                                  1,289,815             1,303,304
                                                         -----------           -----------
     TOTAL DEPOSITS                                        2,120,782             2,172,269
Borrowings                                                    29,616                23,722
Accrued interest payable and other liabilities                37,795                37,814
                                                         -----------           -----------
     TOTAL LIABILITIES                                     2,188,193             2,233,805

SHAREHOLDERS' EQUITY:
Preferred stock                                                    -                     -
Common stock                                                 327,243               322,566
Retained earnings                                             37,336                28,856
Accumulated other comprehensive income -
    unrealized net gains (losses) on securities
    available for sale, net of tax                            (2,879)                  653
                                                         -----------           -----------
     TOTAL SHAREHOLDERS' EQUITY                              361,700               352,075
                                                         -----------           -----------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 2,549,893           $ 2,585,880
                                                         ===========           ===========

Number of common shares outstanding                         21,167.4              20,858.5
Common shareholders' equity per share                    $     17.09           $     16.88
Tangible common shareholders' equity per share           $     10.47           $      9.90

                                             WESTERN BANCORP
                                UNAUDITED CONDENSED INCOME STATEMENTS (a)

                                                       Six Months Ended           Three Months Ended
                                                            June 30,                    June 30,
                                                    -----------------------     ------------------------
                                                       1999         1998           1999          1998
                                                    ---------     ---------     ----------     ---------
                                                              (In thousands, except per share data)
INTEREST INCOME:
                                                                                               $00,000.0
   Interest and fees on loans and leases            $  77,448     $  73,735     $   39,142     $  38,610
   Interest on investment securities                    7,776         9,288          4,127         4,563
   Interest on federal funds sold                       3,029         6,184          1,420         3,418
                                                    ---------     ---------     ----------     ---------
        TOTAL INTEREST INCOME                          88,253        89,207         44,689        46,591

INTEREST EXPENSE:
   Interest expense on deposits                        19,800        23,062          9,798        11,857
   Interest expense on borrowed funds                     690           991            360           544
                                                    ---------     ---------     ----------     ---------
        TOTAL INTEREST EXPENSE                         20,490        24,053         10,158        12,401
                                                    ---------     ---------     ----------     ---------
NET INTEREST INCOME:                                   67,763        65,154         34,531        34,190
     Less: provision for loan and lease losses          1,350           650            675           350
                                                    ---------     ---------     ----------     ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES                                         66,413        64,504         33,856        33,840

NONINTEREST INCOME:
   Service charges and fees on deposit accounts         4,792         4,979          2,347         2,545
   Trust fees                                           2,288         1,615          1,193           978
   Escrow fees                                            488           532            273           273
   Mortgage related fees and commissions                4,106         3,577          1,875         1,960
   Other fees and commissions                           2,196         1,754          1,133         1,024
   Gain on sale of loans                                6,695         7,141          3,162         3,908
   Securities gains                                         -           200              -            76
   Other income                                           789           462            490           337
                                                    ---------     ---------     ----------     ---------
        TOTAL NONINTEREST INCOME                       21,354        20,260         10,473        11,101

NONINTEREST EXPENSE:
   Salaries and benefits                               27,730        27,772         13,478        14,439
   Occupancy, furniture and equipment                   6,688         7,528          3,370         3,999
   Advertising and business development                   920           885            455           456
   Other real estate owned                               (340)         (156)            28          (354)
   Professional services                                1,430         2,118            670           835
   Telephone, stationery and supplies                   2,663         2,088          1,276         1,045
   Goodwill amortization                                5,476         4,798          2,738         2,725
   Data processing                                      1,215         1,126            655           568
   Customer services cost                               1,621         1,706            744           989
   Litigation settlement costs                          1,850             -          1,850             -
   Merger costs                                             -            79              -            79
   Other                                                3,931         4,865          1,890         2,930
                                                    ---------     ---------     ----------     ---------
        TOTAL NONINTEREST EXPENSE                      53,184        52,809         27,154        27,711
                                                    ---------     ---------     ----------     ---------
   Income before income taxes                          34,583        31,955         17,175        17,230
   Income taxes                                        16,639        14,900          8,251         8,124
                                                    ---------     ---------     ----------     ---------
        NET INCOME                                  $  17,944     $  17,055     $    8,924     $   9,106
                                                    =========     =========     ==========     =========
   Weighted average common shares outstanding:
        Basic                                         20,985.5     19,515.4       21,081.4      20,451.9
        Diluted                                       21,268.5     20,165.8       21,321.5      21,127.2

   Net income (loss) per share:
        Basic                                       $     0.86    $    0.87     $   0.42       $    0.45
        Diluted                                     $     0.84    $    0.85     $   0.42       $    0.43

a) Santa Monica Bank was acquired on January 27, 1998. Accordingly, Santa Monica Bank's operating results are included only since February of the 1998 period. Due to the relatively large size of the acquisition of Santa Monica Bank, any comparison of data for the period ended March 31, 1998 to data for the current period may not be meaningful.



                                                                          Six Months Ended              Three Months Ended
                                                                              June 30,                        June 30,
                                                                      -----------------------      ----------------------------
                                                                         1999         1998            1999             1998
                                                                      ----------   ----------      ----------       -----------
PER SHARE INFORMATION:
    Number of shares (weighted average, in thousands)                   20,985.5     19,515.4        21,081.4         20,451.9
    Diluted shares (weighted average, in thousands)                     21,268.5     20,165.8        21,321.5         21,127.2
    Basic income per share                                            $     0.86   $     0.87      $     0.42       $     0.45
    Diluted income per share                                          $     0.84   $     0.85      $     0.42       $     0.43

    BEFORE AFTER-TAX MERGER AND LITIGATION SETTLEMENT COSTS
    Basic income per share                                            $     0.91   $     0.88      $     0.47       $     0.45
    Diluted income per share                                          $     0.89   $     0.85      $     0.47       $     0.43

    BEFORE AFTER-TAX MERGER AND LITIGATION SETTLEMENT
      COSTS AND GOODWILL AMORTIZATION
    Basic income per share                                            $     1.17   $     1.12      $     0.60       $     0.58
    Diluted income per share                                          $     1.15   $     1.09      $     0.60       $     0.56



PROFITABILITY MEASURES:
    Return on average assets                                                1.45%        1.40%           1.45%            1.42%
    Return on average equity                                                10.0%        10.8%            9.9%            10.4%

    BEFORE AFTER-TAX MERGER AND LITIGATION SETTLEMENT
      COSTS AND GOODWILL AMORTIZATION
    Return on average tangible assets                                       2.10%        1.91%           2.19%            1.98%
    Return on average equity                                                13.7%        13.9%           14.1%            13.7%
    Efficiency ratio                                                        51.5%        56.1%           50.1%            55.0%


ADJUSTMENTS TO NET INCOME (IN THOUSANDS):
    Net income                                                        $   17,944   $   17,055       $    8,924       $    9,106

    Litigation settlement costs                                            1,850            -            1,850                -
    Merger costs                                                               -           79                -               79
        Tax benefits                                                         777            -              777                -
                                                                      ----------   ----------       ----------       ----------
    After tax merger costs and litigation                                  1,073           79            1,073               79
                                                                      ----------   ----------       ----------       ----------
    settlement costs
                                                                          19,017       17,134            9,997            9,185

    Goodwill amortization                                                  5,476        4,798            2,738            2,725
                                                                      ----------   ----------       ----------       ----------
         OPERATING EARNINGS                                           $   24,493   $   21,932       $   12,735       $   11,910
                                                                      ----------   ----------       ----------       ----------
                                                                      ----------   ----------       ----------       ----------

REVENUES (IN THOUSANDS):
    Net interest income                                               $   67,763   $   65,154       $   34,531       $   34,190
    Noninterest income                                                    21,354       20,260           10,473           11,101
                                                                      ----------   ----------       ----------       ----------
         REVENUES                                                     $   89,117   $   85,414       $   45,004       $   45,291
                                                                      ----------   ----------       ----------       ----------
                                                                      ----------   ----------       ----------       ----------

ADJUSTMENTS TO EXPENSES (IN THOUSANDS):
    Noninterest expense                                               $   53,184   $   52,809       $   27,154       $   27,711
    Litigation settlement costs                                           (1,850)           -           (1,850)               -
    Merger costs                                                               -          (79)               -              (79)
    Goodwill amortization                                                 (5,476)      (4,798)          (2,738)          (2,725)
                                                                      ----------   ----------       ----------       ----------
         OPERATING EXPENSES                                           $   45,858   $   47,932       $   22,566       $   24,907
                                                                      ----------   ----------       ----------       ----------
                                                                      ----------   ----------       ----------       ----------



                                                         Six Months Ended              Three Months Ended
                                                             June 30,                       June 30,
                                                    --------------------------       --------------------------
                                                       1999            1998            1999            1998
                                                    ----------      ----------      ----------      ----------
AVERAGE BALANCE SHEETS
(In thousands)

AVERAGE ASSETS:

    Loans and leases, net of deferred fees
       and costs                                    $1,679,177      $1,463,115      $1,685,233      $1,536,087
    Mortgage loans held for sale                        98,017          90,167          91,169          90,041
    Investments                                        275,771         326,426         295,472         321,070
    Federal funds sold                                 126,896         227,547         102,310         251,681
                                                    ----------      ----------      ----------      ----------
         AVERAGE EARNING ASSETS                      2,179,861       2,107,255       2,174,184       2,198,879
    Goodwill                                           142,594         133,025         141,227         152,020
    Other assets                                       169,827         213,439         157,086         215,426
                                                    ----------      ----------      ----------      ----------
         AVERAGE TOTAL ASSETS                       $2,492,282      $2,453,719      $2,472,497      $2,566,325
                                                    ----------      ----------      ----------      ----------
                                                    ----------      ----------      ----------      ----------

AVERAGE LIABILITIES AND SHAREHOLDERS' EQUITY:

    Noninterest-bearing deposits                    $  788,303      $  753,653      $  790,540      $  791,040
    Interest-bearing deposits                        1,288,409       1,328,286       1,279,441       1,372,970
                                                    ----------      ----------      ----------      ----------
         AVERAGE DEPOSITS                            2,076,712       2,081,939       2,069,981       2,164,010
    Other interest-bearing liabilities                  21,848          28,807          18,596          29,685
    Other liabilities                                   32,996          25,079          20,590          22,837
                                                    ----------      ----------      ----------      ----------
          AVERAGE LIABILITIES                        2,131,556       2,135,825       2,109,167       2,216,532
                                                    ----------      ----------      ----------      ----------
    Shareholders' equity                               360,726         317,894         363,330         349,793
                                                    ----------      ----------      ----------      ----------
          AVERAGE LIABILITIES AND SHAREHOLDERS'     $2,492,282      $2,453,719      $2,472,497      $2,566,325
            EQUITY                                  ----------      ----------      ----------      ----------
                                                    ----------      ----------      ----------      ----------


YIELD ANALYSIS:
(Dollars in millions)

 Average earning assets                             $  2,179.9      $  2,107.3      $  2,174.2      $  2,198.9
     Yield                                                8.16%           8.54%           8.24%           8.50%

 Average interest-bearing deposits                  $  1,288.4      $  1,328.3      $  1,279.4      $  1,373.0
     Cost                                                 3.10%           3.50%           3.07%           3.46%

 Average deposits                                   $  2,076.7      $  2,081.9      $  2,070.0      $  2,164.0
     Cost                                                 1.92%           2.23%           1.90%           2.20%

 Average interest-bearing liabilities               $  1,310.3      $  1,357.1      $  1,298.0      $  1,402.7
     Cost                                                 3.15%           3.57%           3.14%           3.55%

 Interest spread                                          5.01%           4.97%           5.10%           4.95%
 Net interest margin                                      6.27%           6.24%           6.37%           6.24%

CREDIT QUALITY MEASURES
 (Dollars in thousands)


                                                                   QUARTER ENDED
                                         ------------------------------------------------------------------
                                            30-JUN     31-MAR    31-DEC    30-SEP      30-JUN       31-DEC
                                             1999       1999      1998      1998        1998         1997
                                             ----       ----      ----      ----        ----         ----
Loans past due 90 days or more and      $       -    $   250    $ 1,007    $   937   $   3,389      $   363
still accruing

 Nonaccrual loans and leases               19,846      15,474     14,929     16,099      17,332      12,990
 Other real estate owned                    3,677       4,140      4,361      6,010       7,584       8,212
                                         --------     -------    -------    -------   ---------     -------
     NONPERFORMING ASSETS                  23,523      19,614     19,290     22,109      24,916      21,202

 Impaired loans gross                      30,542      25,236     23,874     16,353      20,416      20,347
 Allocated reserves                         2,701       3,883      3,254      1,515       2,886       1,418
                                         --------     -------    -------    -------   ---------     -------
      NET INVESTMENT IN IMPAIRED LOANS     27,841      21,353     20,620     14,838      17,530      18,929

 Charge-offs                                1,610         693      1,243      4,488         827       1,641
 Recoveries                                   812       1,734      2,062        580         350         684
                                         --------     -------    -------    -------   ---------     -------
      NET CHARGE-OFFS (RECOVERIES)            798      (1,041)      (819)     3,908         477         957


 Allowance for loan and lease losses       28,336      28,459     26,743     25,624      29,157      20,271
("ALLL")
 Loans and leases, net of deferred      1,721,129   1,680,789  1,668,954  1,604,474   1,554,796   1,141,192
fees and costs
 Average loans and leases for the       1,685,233   1,673,054  1,609,542  1,571,254   1,536,087   1,097,521
quarter,
     net of deferred fees and costs
 ALLL to loans and leases                    1.65%       1.69%      1.60%      1.60%       1.88%       1.78%
 ALLL to nonaccrual loans and leases        142.8%      183.9%     179.1%     159.2%      168.2%      156.1%
 ALLL to nonperforming assets               120.5%      145.1%     138.6%     115.9%      117.0%       95.6%
 Nonperforming assets to loans, leases       1.36%       1.16%      1.15%      1.37%       1.59%       1.84%
     and OREO
 Annualized net charge-offs                  0.19%      (0.25%)    (0.20%)     0.99%       0.12%       0.35%
(recoveries)
     to average loans and leases
 Full year net charge-offs to average                               0.23%                              0.46%
     loans and leases


Note:  Loan and lease totals include only loans held for investment.

The percentage of allowance for loan and lease losses to total loans and leases was 1.65% at June 30, 1999, an increase from 1.60% at December 31, 1998. Nonaccrual loans increased by $4,372,000 during the quarter, from .92% to 1.15% of total loans and leases, due mainly to one loan which, although current in its payment of principal and interest, has incurred substantial losses, was placed on nonaccrual. Net OREO decreased by $463,000 during the quarter. Total nonperforming assets increased by $3,909,000 during the quarter, increasing from 1.16% to 1.36% of total loans, leases and OREO at June 30, 1999. Western had net recoveries of $243,000 in the six months ended June 30, 1999 represented by net recoveries during the first quarter of $1,041,000 and net charge-offs of $798,000 during the second quarter of 1999. With the provision for loan and lease losses of $1,350,000 and net recoveries of $243,000, the allowance for loan and lease losses increased $1,593,000 from $26,743,000 at December 31, 1998 to $28,336,000 at June 30, 1999. The
allowance as a percentage of nonperforming assets decreased from 138.6% at December 31, 1998 to 120.5% at June 30, 1999 due to the increase in nonperforming assets. Management believes that the allowance for loan and lease losses at June 30, 1999 is adequate based on Western's quarterly migration analysis of loan and lease losses, improved economic conditions and continued adherence to established credit policies.